EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 9, 2024

ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND, L.P.

By: Adjuvant Capital GP, L.P., its sole general partner,
By: Adjuvant Capital Management, L.L.C., its sole general partner,
By:	/s/ Kabeer Aziz
Name: Kabeer Aziz
Title: Vice President and Secretary

ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND DE, L.P.

By: Adjuvant Capital GP, L.P., its sole general partner,
By: Adjuvant Capital Management, L.L.C., its sole general partner,
By:	/s/ Kabeer Aziz
Name: Kabeer Aziz
Title: Vice President and Secretary

ADJUVANT CAPITAL GP, L.P.

By: Adjuvant Capital Management, L.L.C., its sole general partner,
By:	/s/ Kabeer Aziz
Name: Kabeer Aziz
Title: Vice President and Secretary

ADJUVANT CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Kabeer Aziz
Name: Kabeer Aziz
Title: Vice President and Secretary